UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2020

PDS BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37568	26-4231384

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303A College Road East
Princeton, NJ 08540
(Address of Principal Executive Offices, and Zip Code)

(800) 208-3343
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00033 per share	PDSB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2020, Andrew Saik submitted his resignation effective as of March 20, 2020 from the board of directors (the “Board”) of PDS Biotechnology Corporation (“PDS”) and as Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of PDS in order to pursue other professional endeavors.  Mr. Saik acknowledged that his resignation is not the result of any disagreement relating to PDS’s operations, policies or practices.

On March 23, 2020, the Board appointed Janetta Trochimiuk, PDS’s Controller, as interim Principal Accounting Officer and Frank Bedu-Addo, Ph.D., PDS’s President and Chief Executive Officer, as interim Principal Financial Officer.

Ms. Trochimiuk, age 57, joined PDS as Controller in December 2019.  Ms. Trochimiuk has more than 20 years of experience as a Controller or Chief Financial Officer at various corporations. Prior to joining PDS, Ms. Trochimiuk served as Controller at Delcath Systems, Inc., located in New York, New York from April 2017 to July 2019, Controller and Chief Financial Officer of Westwood Consulting Group, LLC from October 2012 to January 2017, regional Chief Financial Officer at Ceragon Networks, Inc. from January 2009 to October 2012, and Controller North America at Olam Americas, Inc. from November 2005 to September 2007. Ms. Trochimiuk holds a Bachelor of Business Administration from Bernard M. Baruch College and is a licensed CPA. Ms. Trochimiuk serves as an elected council member with the Borough of Hillsdale in New Jersey , with a three year term ending December of 2022.

There are no family relationships between Ms. Trochimiuk and any of PDS’s directors or other executive officers. There are no arrangements or understandings between Ms. Trochimiuk and any other persons or entities pursuant to which she has been appointed as interim Principal Accounting Officer.

Ms. Trochimiuk will continue to receive a base salary of $185,000 per year and will continue to be eligible for equity awards under the Company’s Amended and Restated 2014 Equity Incentive Plan. Ms. Trochimiuk did not receive any equity awards in connection with her promotion.

Item 8.01	Other Events.

On March 23, 2020, PDS announced the resignation of Andrew Saik from the board of directors of PDS and as Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of PDS.  The full text of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated March 23, 2020.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS BIOTECHNOLOGY CORPORATION

Date: March 23, 2020	By: /s/ Frank Bedu-Addo, Ph.D.
Name: Frank Bedu-Addo, Ph.D.
Title: President and Chief Executive Officer